UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Biocept, Inc.

(Exact name of registrant as specified in its charter)

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On May 4, 2020, Biocept, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 5, 2020.  A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 29, 2020.  On May 21, 2020, the Company mailed a letter to certain of its stockholders related to Proposal 3 and Proposal 4, which proposals are described in the Notice and Proxy Statement. A copy of the letter is set forth below.

May 20, 2020

Dear Biocept, Inc. (“Biocept”) Stockholder,

By now you should have received a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) in connection with the Biocept 2020 Annual Meeting of Stockholders (the “Annual Meeting”), being held June 5, 2020 at 1:30 p.m. Pacific time in a virtual format. To attend, you must register at www.proxydocs.com/BIOC prior to the deadline of June 3, 2020 at 5:00 p.m. Eastern Time.

Our board of directors thanks you for your investment in Biocept and unanimously recommends that you vote “FOR” all proposals set forth in the Notice and Proxy Statement, regardless of the number of shares you own.  It is important that your vote is represented at the Annual Meeting.

As set forth in the Notice and Proxy Statement, Biocept is providing the following rationale to vote “FOR” Proposals 3 and 4.

Proposal 3:  To approve an amendment to our 2013 Amended and Restated Equity Incentive Plan, as amended, to, among other things, increase the number of shares authorized for issuance under such plan by 7,300,000 shares.

Rationale to vote FOR:

•	To enable us to attract and retain the qualified employees, officers, directors, consultants and other service providers who are essential to our success.
•	To align the interests of employees, officers, directors, consultants and service providers with our stockholders.

Proposal 4:  To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:5 to 1:30, with such ratio to be determined in the discretion of our board of directors.

Rationale to vote FOR:

•

To allow us to maintain compliance with the Nasdaq minimum bid price for continued listing.  We believe that maintaining our Nasdaq listing may provide us with a broader market for our common stock and will help to generate interest in our Company among investors.

•	If we are unable to maintain compliance with the Nasdaq standard, our common stock may be transferred to the OTC Bulletin Board or the “pink sheets” maintained by the National Quotation Bureau.

The reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest or proportionate voting power, except for minor adjustment due to fractional shares.

Please read the Notice and Proxy Statement for additional information on these Proposals.  If you have not received the Notice and Proxy Statement, please call us immediately so that we can provide you with the Notice and Proxy Statement.

Please vote your shares of stock TODAY so your vote can be counted without delay. Voting is easy, and you may vote by Internet at https://www.proxypush.com/BIOC, by telephone or by mail by using the envelope provided. Simply follow the instructions  provided on your proxy card.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Alliance Advisors, LLC  toll-free at 833-782-7147.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

Sincerely,

/s/ Michael W. Nall

Michael W. Nall

President and Chief Executive Officer

Your vote is important. We appreciate your support. Approval of Proposal 3 requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on such matter and approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of our common stock on the record date for the Annual Meeting.  An abstention is considered a vote “AGAINST” these proposals. Broker non-votes will have no effect and will not be counted towards the vote total for Proposal 3. Broker non-votes, if any, will have the same effect as “Against” votes for Proposal 4. For additional information, please refer to the Notice and Proxy Statement.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.